China Gengsheng Minerals, Inc. Announces Acquisition of Xinyu Abrasives Co., Ltd.

- Purchase of Fused-Alumina Supplier to Strengthen Raw Material Access -

Gongyi, China, June 18, 2008 – China Gengsheng Minerals, Inc. (OTCBB:CHGS) ("Gengsheng" or "the Company"), a leading manufacturer in China of industrial materials capable of withstanding high temperature, saving energy and boosting productivity in certain industries such as steel and oil, today announced that it has signed a definitive agreement to acquire 100% of Qiandongnanzhou Xinyu Abrasives Co., Ltd. ("Xinyu"), located in Guizhou province in China, for $857,000 (RMB 6 million) in cash.

Xinyu is a medium-sized supplier of raw materials to refractory manufacturers and specializes in brown fused alumina, derived from fusing bauxite to obtain a higher concentration of alumina. The fused alumina is used to make high-strength abrasives and refractory products. The purchase of Xinyu is expected to secure upstream self-sufficiency in fused alumina for Gengsheng’s refractory and fine precision abrasive products.

"Today’s acquisition is expected to strengthen our access to and ownership of key raw material supplies," said Mr. Shunqing Zhang, Chairman, CEO and President of Gengsheng. "In addition, we expect that Xinyu will generate revenues from continued sales of raw materials to other refractory manufacturers."

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. ("Gengsheng") develops, manufactures and markets a broad range of mineral-based industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China’s Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the significance of the Xinyu acquisition to the continued growth of the Company’s refractory and fine precision abrasive product segments; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Fulong Zheng
Investor Relations
China Gengsheng Minerals, Inc.
Tel: +86-371-6405-9846
Email: zflde@163.com

In the U.S.:
Valentine Ding
Investor Relations
Grayling Global
Tel: +1-646-284-9412
Email: vding@hfgcg.com

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